                                                                    Exhibit 99.1


                                     Contact: Michael Dale, President/CEO
                                              Jack Judd, Chief Financial Officer
                                              763/553-7736
                                              763/553-0052 Fax

Minneapolis MN, October 22, 2003


                    ATS MEDICAL ANNOUNCES 3RD QUARTER RESULTS

MINNEAPOLIS, October 22, 2003 -- Michael D. Dale, President and CEO of ATS Medical, Inc. (NASDAQ: ATSI) announced today that ATS Medical recorded sales of $4.6 million for the quarter ended September 30, 2003, compared to sales of $3.2 million for the quarter ended September 30, 2002, representing an increase of 46%. For the nine months ended September 30, 2003 sales totaled $12.9 million compared to $9.6 million for the nine months ended September 30, 2002, representing an increase of 34%. The net loss for the quarter ended September 30, 2003 totaled $307,000 or $0.01 per share compared to a net loss of $589,000 or $0.03 per share for the quarter ended September 30, 2002. Cash balances as of September 2003 remain strong at $8.9 million, a slight decrease from June 2003 balances due to the approximately $440,000 of transaction related expenses associated with the previously announced sale of 4.4 million shares of common stock in a private placement to institutional investors. The proceeds from this private placement were used to cancel the Centerpulse License Agreement and a $2.6 million non-cash gain on the extinguishment of debt was recorded.

Commented Mr. Dale, "We are very pleased with third quarter results in all markets, but especially so in North America. The cardiac surgery community, thus far, has been very positive not only to our product, but to our people, and our avowed mission to establish ATS Medical as a new leader within cardiovascular surgery. Specific to North America, revenue increased 37% over second quarter of 2003, and 168% versus third quarter 2002. As of the end of September, we have completed our primary hiring objectives for North America, and have now turned our attention towards ongoing sales force training and development, and market awareness activities focused towards the cardiac surgeon."

ATS Medical, Inc. manufactures and markets a pyrolytic carbon open pivot mechanical heart valve. The Company's common stock is traded in the NASDAQ National Market under the symbol "ATSI." The Company's website is www.atsmedical.com.

This Press Release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission including Exhibit 99.1 to its Form 10-Q for the quarter ended June 30, 2003.










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                                ATS MEDICAL, INC.
           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                     Three months ended            Nine months ended
                                                       September 30,                 September 30,
                                               ---------------------------    ----------------------------
REVENUES                                           2003          2002             2003           2002
                                               -------------  ------------    -------------  -------------
      Net sales                                  $4,639,103    $3,184,351      $12,850,026     $9,561,856
      Less cost of goods sold                     3,255,380     2,179,420        9,251,830      7,194,342
                                               ------------   -----------     ------------   ------------
           Gross profit                           1,383,723     1,004,931        3,598,196      2,367,514

OPERATING EXPENSES
      Research, development and engineering         384,453       345,790        1,212,763      1,940,140
      Sales and marketing                         2,808,501       389,432        6,349,923      2,691,637
      General and administrative                  1,090,804       634,882        3,121,148      2,089,450
      Impairment of technology license                    0             0                0      8,100,000
      Reorganization expense                              0        22,897                0        888,081
      Extinguishment of debt                     (2,575,000)            0       (2,575,000)             0
                                               ------------   -----------     ------------   ------------
           Total expenses                         1,708,758     1,393,001        8,108,834     15,709,308
                                               ------------   -----------     ------------   ------------
Operating loss                                     (325,035)     (388,070)      (4,510,638)   (13,341,794)
                                               ------------   -----------     ------------   -------------

Net interest income (expense)                        18,168      (201,136)        (438,759)       (98,496)
                                               ------------   -----------     ------------   ------------

 NET  LOSS FOR THE PERIOD                         ($306,867)    ($589,206)     ($4,949,397)  ($13,440,290)
                                               ============   ===========     ============   ============
 NET  LOSS PER SHARE:
      Basic and diluted                              ($0.01)       ($0.03)          ($0.21)        ($0.60)
                                               ============   ===========     ============   ============
Weighted average number of shares outstanding:
      Basic and diluted                          24,743,314    22,270,880       23,137,865     22,245,458

             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION


                                                                               September 30,  December 31,
                                                                                  2003           2002
                                                                              -------------   ------------
CURRENT ASSETS                                                                 (unaudited)
      Cash, cash equivalents and short-term investments                         $8,896,821     $9,973,888
      Accounts receivable                                                        4,222,405      3,557,055
      Inventories                                                               16,929,115     15,876,324
      Prepaid expenses                                                             728,307        382,107
                                                                              ------------    -----------
          Total current assets                                                  30,776,648     29,789,374

Furniture, machinery & equipment, less accumulated depreciation                  6,036,269      6,025,962
Other inventories                                                               28,000,000     37,000,000
Technology License                                                              18,500,000     18,500,000
Other assets                                                                       438,859        440,362
                                                                              ------------    -----------
TOTAL ASSETS                                                                   $83,751,776    $91,755,698
                                                                              ============    ===========


Current liabilities                                                             $2,724,486     $8,114,455
Due to related party                                                               289,355        434,033
Long-term debt                                                                           0      9,080,000
Shareholders' equity                                                            80,737,935     74,127,210
                                                                              ------------    -----------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                                       $83,751,776    $91,755,698
                                                                              ============    ===========


                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

                                                                           Nine months ended  September 30,
                                                                                  2003            2002
                                                                           ----------------- --------------
OPERATING ACTIVITIES
Net loss                                                                       ($4,949,397)  ($13,440,290)
Adjustments to reconcile net loss to net cash used in operating activites:
    Depreciation                                                                   583,048        536,544
    Loss on disposal of equipment                                                    1,696         29,790
    Compensation expense on stock options                                            5,196              0
    Imputed interest long-term debt                                                320,000        239,000
    Impairment of technology license                                                     0      8,100,000
    Extinguishment of debt                                                      (2,575,000)             0
    Changes in operating assets and liabilities                                  6,577,515      1,025,677
                                                                              ------------    -----------
Net Cash used in operating activities                                              (36,942)    (3,509,279)

INVESTING ACTIVITIES
Purchase of short-term investments, net of sales                                  (743,212)     6,199,814
Payments for technology license                                                (12,000,000)             0
Net purchases of furniture, machinery and equipment                               (595,051)        67,321
                                                                              ------------    -----------
Net cash provided by (used in) investing activities                            (13,338,263)     6,267,135

FINANCING ACTIVITIES
Net proceeds from sale of common stock                                          11,554,690        108,644
                                                                              ------------    -----------
Net cash provided by financing activities                                       11,554,690        108,644

Effect of exchange rate changes on cash                                                236              0
                                                                              ------------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               ($1,820,279)    $2,866,500
                                                                              ============    ===========